Exhibit 3.24

1 New York State Department of State Division of Corporations, State Records and Uniform Commercial Code Please print this email for your records. Thank you for submitting your CERTIFICATE OF AMENDMENT through the Department of State's Online Filing System. The CERTIFICATE OF AMENDMENT has been filed by the Department of State. We have attached the official filing receipt and any related document(s) for the following entity: DOS ID: Entity Name: County: Filing Date: 2243131 MOBIQUITY TECHNOLOGIES, INC. NASSAU 12/28/2023 Statement Due: 03/31/2024 ☐ Retain this letter and attachment(s) for your records. The Department of State does not mail additional copies of the filing receipt or related attachment(s). ☐ Business Corporations are required to file a Biennial Statement with the Department of State. To receive an email notice when the Biennial Statement is due, provide an email address at the Department of State's Email Address Submission/Update Service . Resources ☐ Instructions for filing Certificates of Correction, Certificates of Amendment and other documents with the Department of State ☐ Corporation tax information Contact Information ☐ Department of State: Email the Division of Corporations at corporations@dos.ny.gov. ☐ Department of Taxation and Finance: Visit Contact us for self - help options and telephone numbers.

NEW YORK STATE DEPARTMENT OF STATE DIVISION OF CORPORATIONS, STATE RECORDS AND UNIFORM COMMERCIAL CODE FILING RECEIPT ENTITY NAME : DOCUMENT TYPE : ENTITY TYPE : MOBIQUITY TECHNOLOGIES, INC. CERTIFICATE OF AMENDMENT DOMESTIC BUSINESS CORPORATION DOS ID : FILE DATE : FILE NUMBER : TRANSACTION NUMBER : EXISTENCE DATE : DURATION/DISSOLUTION : COUNTY : 2243131 12/28/2023 231228002921 202312280001650 - 2767923 03/26/1998 PERPETUAL NASSAU SERVICE OF PROCESS ADDRESS : DEAN JULIA 35 TORRINGTON LANE, SHOREHAM, NY, 11786, USA ELECTRONIC SERVICE OF PROCESS EMAIL ADDRESS : N/A FILER : RUSKIN MOSCOU FALTISCHEK, P.C. 1425 RXR PLAZA, 15TH FLOOR UNIONDALE, NY, 11556, USA CORPORATION SERVICE COMPANY 45 SERVICE COMPANY : SERVICE COMPANY ACCOUNT : You may verify this document online at : AUTHENTICATION NUMBER : http://ecorp.dos.ny.gov 100004908280 $145.00 TOTAL PAYMENTS RECEIVED: $145.00 TOTAL FEES: $0.00 CASH: $60.00 FILING FEE: $0.00 CHECK/MONEY ORDER: $0.00 CERTIFICATE OF STATUS: $0.00 CREDIT CARD: $10.00 CERTIFIED COPY: $145.00 DRAWDOWN ACCOUNT: $0.00 COPY REQUEST: $0.00 REFUND DUE: $75.00 EXPEDITED HANDLING:

I hereby certify that the annexed copy for MOBIQUITY TECHNOLOGIES, INC., File Number 231228002921 has been compared with the original document in the custody of the Secretary of State and that the same is true copy of said original. STATE OF NEW YORK DEPARTMENT OF STATE WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 28 , 2023 . Brendan C. Hughes Executive Deputy Secretary of State Authentication Number: 100004908281 To Verify the authenticity of this document you may access the Division of Corporation's Document Authentication Website at http://ecorp.dos.ny.gov

Filed with the NYS Department of State on 12/28/2023 Filing Number: 231228002921 DOS ID: 2243131

Filed with the NYS Department of State on 12/28/2023 Filing Number: 231228002921 DOS ID: 2243131

Filed with the NYS Department of State on 12/28/2023 Filing Number: 231228002921 DOS ID: 2243131

Filed with the NYS Department of State on 12/28/2023 Filing Number: 231228002921 DOS ID: 2243131

Filed with the NYS Department of State on 12/28/2023 Filing Number: 231228002921 DOS ID: 2243131

Filed with the NYS Department of State on 12/28/2023 Filing Number: 231228002921 DOS ID: 2243131

Filed with the NYS Department of State on 12/28/2023 Filing Number: 231228002921 DOS ID: 2243131

Filed with the NYS Department of State on 12/28/2023 Filing Number: 231228002921 DOS ID: 2243131

Filed with the NYS Department of State on 12/28/2023 Filing Number: 231228002921 DOS ID: 2243131